 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-289467
PROSPECTUS SUPPLEMENT
(To prospectus dated August 11, 2025)
NuScale Power Corporation
Up to $750,000,000 of Class A Common Stock
We have entered into a sales agreement (the “Sales Agreement”) with UBS Securities LLC (“UBS”), B. Riley Securities, Inc. (“B. Riley”), Canaccord Genuity LLC (“Canaccord”), Craig-Hallum Capital Group LLC (“Craig-Hallum”), TCBI Securities, Inc., doing business as Texas Capital Securities (“TCS”), and Tuohy Brothers Investment Research, Inc. (“Tuohy Brothers”) relating to shares of our Class A Common Stock, with a par value of $0.0001 per share (“Class A Common Stock”), offered by this prospectus supplement and the accompanying prospectus. We refer to each of UBS, B. Riley, Canaccord, Craig-Hallum, TCS and Tuohy Brothers as a “sales agent” and collectively as the “sales agents.” In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $750,000,000 from time to time through or to each sales agent acting as our agent or principal. We have completed sales of all shares of Class A Common Stock available under our prior “at the market offering” program pursuant to our sales agreement, dated as of February 26, 2026.
Sales of our Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in negotiated transactions, including block trades or block sales, or by methods permitted by law deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or by any other method permitted by law. The sales agents are not required to sell any specific amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The compensation to the sales agents for sales of Class A Common Stock sold pursuant to the Sales Agreement will be an amount up to 2.0% of the gross proceeds of any shares of Class A Common Stock sold under the Sales Agreement. In connection with the sale of the Class A Common Stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our business and an investment in our Class A Common Stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “SMR.” On August 10, 2026, the closing sale price of our Class A Common Stock was $9.18 per share.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
UBS Investment Bank	B. Riley Securities	Canaccord Genuity	Craig-Hallum	Texas Capital Securities	Tuohy Brothers
The date of this prospectus supplement is August 11, 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and no sales agent has, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.
We are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information; Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Class A Common Stock.
Unless the context requires otherwise, references in this prospectus supplement to the “Company,” “NuScale,” “we,” “our,” and “us,” refer to NuScale Power Corporation and its subsidiaries. Where appropriate, we differentiate between NuScale Power Corporation and its operating subsidiary, NuScale Power, LLC, by referring to them as “NuScale Corp” and “NuScale LLC,” respectively. Throughout this prospectus supplement, we refer to our Class A Common Stock and Class B Common Stock as our “common stock.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995, that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this prospectus supplement, including, without limitation, statements regarding our financial position and business strategy and the expressed or implied expectations, beliefs, intentions, plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “continue,” “could,” “should,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “forecast,” “will,” “would,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement may include, for example, statements about:
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our financial and business performance, including financial projections and business metrics, and our expectations regarding entering into firm revenue-producing contracts with future customers;

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developments and projections relating to our partners, competitors and industry, including our expectations for the RoPower Doicești power project;

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our need for and ability to obtain additional equity financing or other sources of funding;

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the amount of time for which we expect our cash and cash equivalents, and short-term and long-term investment balances and other available financial resources to be sufficient to fund our operations; and

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litigation contingencies.

Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. Many factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, and there can be no assurance that future developments affecting us will be those we have anticipated.
Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the following: our status as a holding company; our ability to enter into binding contracts with customers to deliver NPMs (as defined below); competition from other nuclear reactor technologies; delays in the development and manufacturing of NPMs and related technology; the possibility that we may incur losses in the future and may not be able to achieve or maintain profitability; the cost of electricity generated from nuclear sources or our NPMs may not be cost competitive; the market for small modular reactors (“SMRs”) is not yet established and may not achieve growth as expected; our dependence on our relationships with ENTRA1 and other strategic investors and partners; risks related to the Partnership Milestones Agreement, dated August 27, 2025 (the “PMA”), between NuScale LLC and ENTRA1 Energy LLC (“ENTRA1”); our supply chain base is constrained; our ability to manage our growth effectively; our need for additional funding in the future; our partners’ and potential customers’ ability to secure funding; manufacturing and construction issues; our ability to scale to the production levels necessary to meet sales projections; our ability to secure commitments from suppliers; loss of government funding; the politically sensitive environment we are operating in and the public perception of nuclear energy; our dependence on senior management and other highly skilled personnel; our ability to obtain design approvals internationally; our customers’ ability to obtain required regulatory approvals on a timely basis or at all; compliance with environmental laws and evolving government laws and regulations; the impact of changing trade policies and new or increased tariffs; risks related to cybersecurity; changes in tax laws; our ability to protect our intellectual property; the exclusive forum provision in our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws; the price of our Class A Common Stock may be volatile; NuScale LLC being treated as a corporation for U.S. federal income tax or state tax purposes; requirements under the Tax Receivable Agreement; our ability to maintain our listing on the New York Stock Exchange; we have and may in the future be subject to short selling strategies; we do not expect to pay any cash dividends in the foreseeable future; we have and may in the future become involved in litigation; and other factors and uncertainties as are described in the section titled “Risk Factors” included in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein. If one or more of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we currently consider immaterial, or which are unknown. It is not possible to predict or identify all such risks. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. No person should take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future and are cautioned not to place undue reliance on the forward-looking statements included in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included in this prospectus supplement, including information incorporated by reference, and does not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus supplement, the accompanying prospectus, and the registration statement of which this prospectus supplement is a part and the documents incorporated by reference herein and therein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
OUR COMPANY
NuScale Power Corporation (“NuScale Corp,” the “Company,” “we,” “our” or “us”) is redefining nuclear power through the development of proprietary and innovative SMR technology that the Company believes will deliver safe, scalable, cost-effective and reliable carbon-free power. Our mission is to provide scalable advanced nuclear technology to produce electricity, heat and clean water to improve the quality of life for people around the world. We are commercializing a modular, scalable electric Light Water Reactor nuclear power plant that we believe will deliver safer, scalable, cost-effective and reliable carbon-free power. Our core technology, the Light Water Nuclear Reactor NuScale Power Module™ (“NPM”), can generate 77 million watts of electrical power (“MWe”) and is premised on well-established nuclear technology principles, with a focus on the integration of components, simplification or elimination of systems and use of passive safety features. The Company believes this results in a safe and highly reliable power plant suitable to be sited close to where electricity, water desalination, hydrogen production or process heat is needed.
OUR PRINCIPAL EXECUTIVE OFFICES
NuScale Power Corporation is a Delaware corporation. Our principal executive offices are located at 1100 NE Circle Blvd., Suite 350, Corvallis, Oregon 97330, and our telephone number is (971) 371-1592. Our website address is www.nuscalepower.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING
Class A Common Stock offered by us
Shares of Class A Common Stock having an aggregate offering price of up to $750,000,000.
Common stock to be outstanding immediately after this
offering
511,400,886 shares, assuming sales of 81,699,346 shares in this offering at an assumed price of $9.18 per share, which was the last reported sale price of our Class A Common Stock on the NYSE on August 10, 2026. The actual number of shares issued will vary depending on how many shares of our Class A Common Stock we choose to sell and the prices at which such sales occur.
Plan of Distribution
At-the-market offering that may be made from time to time through the sales agents. See “Plan of Distribution” on page S-11 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.
Risk Factors
Investing in our Class A Common Stock involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in our Class A Common Stock.
NYSE Symbol
SMR
The number of shares of common stock to be outstanding immediately after this offering is based on 410,367,790 shares of Class A Common Stock and 19,333,750 shares of Class B Common Stock outstanding as of June 30, 2026 and excludes:
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4,496,162 shares of Class A Common Stock issuable upon exercise of stock options outstanding as of June 30, 2026, with a weighted-average exercise price of $3.86 per share;

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4,940,900 shares of Class A Common Stock issuable upon vesting of restricted stock units (“RSUs”) outstanding as of June 30, 2026 under our 2022 Long-Term Incentive Plan; and

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2,552,794 shares of Class A Common Stock available for future issuance as of June 30, 2026 under our 2022 Long-Term Incentive Plan.

RISK FACTORS
Investing in our Class A Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendments or updates thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our Class A Common Stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Risks Related to This Offering
Purchasers in this offering may experience immediate and substantial dilution in the net tangible book value of their investment.
The Class A Common Stock sold in this offering from time to time will be sold at various prices; however, it is possible that the offering price per share of our Class A Common Stock will be substantially higher than the net tangible book value of our common stock. Therefore, purchasers of our Class A Common Stock in this offering may pay a price per share that substantially exceeds our net tangible book value per share after giving effect to this offering. After giving effect to the sale of 81,699,346 shares of Class A Common Stock by us at an assumed public offering price of $9.18 per share, the last reported sale price of our Class A Common Stock on the NYSE on August 10, 2026, for aggregate gross proceeds of $750,000,000, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, new investors in this offering will incur an immediate dilution of $3.85 per share. For a more detailed discussion of the foregoing, see “Dilution” below.
Purchasers will also experience additional dilution upon the exercise of options, vesting of RSUs, including those options and RSUs currently outstanding and those granted in the future, the issuance of restricted stock or other equity awards under our stock incentive plans, or upon conversion of any convertible securities that may be issued in the future. See “Dilution” in this prospectus supplement for a detailed illustration of the dilution you will incur if you purchase shares in this offering.
We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.
Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
If we raise additional capital in the future, your ownership in us could be diluted and holders of any preferred securities or debt securities may have rights that are senior to the holders of our Class A Common Stock.
Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our Class A Common Stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights, preferences, and privileges senior to your rights as a holder of Class A Common Stock, which could impair the value of our Class A Common Stock.

We have never paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.
We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, the requirements and contractual restrictions of then-existing debt instruments, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our Class A Common Stock will be the sole source of gain for the foreseeable future.
Sales of a substantial number of shares of our Class A Common Stock in the public market could cause our stock price to fall.
Sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of shares of Class A Common Stock. Sales of shares by us under the Sales Agreement, which we may effect from time to time in our discretion, will increase the number of shares available for resale in the public market and may be made at prices below the prices paid by other investors.
As of June 30, 2026, there were (i) 410,367,790 shares of Class A Common Stock outstanding, (ii) 19,333,750 shares of Class A Common Stock issuable upon the exchange of NuScale LLC Class B Units (together with cancellation of an equal number of shares of NuScale Corp Class B Common Stock) pursuant to the procedures set forth in the Sixth Amended and Restated Limited Liability Company Agreement of NuScale LLC (the “NuScale LLC Agreement”), (iii) 4,496,162 shares of Class A Common Stock issuable upon the exercise of outstanding stock options pursuant to the terms of the Fourth Amended and Restated 2011 Equity Incentive Plan of NuScale LLC and the 2022 Long-Term Incentive Plan, and (iv) 4,940,900 shares of Class A Common Stock issuable upon the vesting of outstanding RSUs. To the extent additional shares of Class A Common Stock will be issued upon exercise of options or vesting of RSUs, it will result in dilution to the holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the prevailing market prices of Class A Common Stock.
The price of shares of Class A Common Stock may be volatile, which could cause the value of your investment to decline.
In the last 52 weeks, the per share trading price of our Class A Common Stock has fluctuated from a high of $57.42 to a low of $7.21. The price of shares of Class A Common Stock may fluctuate due to a variety of factors, including:
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changes in the industries in which we and our customers operate;

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variations in our operating performance and the performance of our competitors in general;

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material and adverse impacts of pandemics on the markets and the broader global economy;

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actual or anticipated fluctuations in our quarterly or annual operating results;

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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

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additions and departures of key personnel;

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changes in laws and regulations affecting our business or industry;

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commencement of, or involvement in, litigation involving us;

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changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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publication of research reports by securities analysts about us, our competitors or our industry;

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sales of shares of Class A Common Stock by our stockholders, including by former holders of NuScale LLC Class B units who have exchanged their combined interests for shares of Class A Common Stock, or sales by us under our “at the market” offering arrangements; and

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general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

These market and industry factors may materially reduce the market price of shares of Class A Common Stock regardless of our operating performance.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the sales agents after delivering a placement notice will fluctuate based on the market price of our Class A Common Stock during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.
The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our Class A Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agents as a source of financing.
We currently intend to use any net proceeds from the sale of the shares of our Class A Common Stock offered hereby for general corporate purposes, including business development expenses, working capital, operating expenses, research and development and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.
We intend to invest the net proceeds to us from the sale of shares of our Class A Common Stock offered hereby that are not used as described above in investment-grade, interest-bearing instruments.
We will retain broad discretion over the use of the net proceeds, if any, from the sale of the shares of our Class A Common Stock offered by this prospectus supplement.

DILUTION
If you purchase our Class A Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of common stock outstanding as of June 30, 2026.
Our net tangible book value as of June 30, 2026 was approximately $2.0 billion, or $4.63 per share, based on 429,701,540 shares of our common stock outstanding as of that date. After giving effect to the sale of 81,699,346 shares of Class A Common Stock by us at an assumed public offering price of $9.18 per share, the last reported sale price of our Class A Common Stock on the NYSE on August 10, 2026, for aggregate gross proceeds of $750,000,000, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2026 would have been approximately $2.7 billion, or $5.33 per share. This represents an immediate increase in net tangible book value of $0.71 per share to existing stockholders and an immediate dilution of $3.85 per share to new investors in this offering, as illustrated by the following table:
Assumed public offering price per share		$9.18
Net tangible book value per share as of June 30, 2026	$4.63
Increase in net tangible book value per share attributable to investors participating in this offering	$0.71
As-adjusted net tangible book value per share after giving effect to this offering		$5.33
Dilution per share to investors purchasing our common stock in this offering		$3.85
The shares sold in this offering, if any, will be sold from time to time at various prices. A $1.00 increase in the price at which the shares are sold from the assumed public offering price to $10.18 per share would result in as-adjusted net tangible book value per share after the offering of $5.43 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.75 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A $1.00 decrease in the price at which the shares are sold from the assumed offering price to $8.18 per share, would result in an adjusted net tangible book value per share after the offering of $5.24 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.94 per share, after deducting commissions and estimated aggregate offering expenses payable by us. The as-adjusted information provided above is illustrative only. The Class A Common Stock sold in this offering, if any, will be sold from time to time at various prices.
The number of shares of common stock to be outstanding immediately after this offering is based on 410,367,790 shares of Class A Common Stock and 19,333,750 shares of Class B Common Stock outstanding as of June 30, 2026 and excludes:
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4,496,162 shares of Class A Common Stock issuable upon exercise of stock options outstanding as of June 30, 2026, with a weighted-average exercise price of $3.86 per share;

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4,940,900 shares of Class A Common Stock issuable upon vesting of RSUs outstanding as of June 30, 2026 under our 2022 Long-Term Incentive Plan; and

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2,552,794 shares of Class A Common Stock available for future issuance as of June 30, 2026 under our 2022 Long-Term Incentive Plan.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our Class A Common Stock in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, investors may experience further dilution.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with the sales agents under which we may issue and sell from time to time up to $750,000,000 of our Class A Common Stock through or to the sales agents as our sales agents or principals. Sales of our Class A Common Stock, if any, will be made at market prices in negotiated transactions, including block trades or block sales, or by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through affiliates of the sales agents. A copy of the Sales Agreement that we entered into with the sales agents will be filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
The sales agents will offer our Class A Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the sales agents. We will designate the maximum amount of Class A Common Stock to be sold through the sales agents on a daily basis or otherwise determine such maximum amount together with the sales agents. Subject to the terms and conditions of the Sales Agreement, the sales agents will use commercially reasonable efforts to sell on our behalf all of the shares of Class A Common Stock requested to be sold by us. We may instruct a sales agent not to sell Class A Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. The sales agents or we may suspend the offering of our Class A Common Stock being made under the Sales Agreement upon proper notice to the other party. The offering of our Class A Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our Class A Common Stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement. Each sales agent has the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement solely with respect to such sales agent in its sole discretion at any time. We also have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement at our sole discretion at any time.
The aggregate compensation payable to each of the sales agents will be up to 2.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable under the Sales Agreement, will be approximately $500,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds from the sale of such Class A Common Stock.
Each of the sales agents will provide written confirmation to us following the close of trading on the NYSE on each day in which Class A Common Stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Class A Common Stock sold through it as sales agent on that day, the volume-weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of Class A Common Stock sold under the Sales Agreement, the average price per share sold, and the gross proceeds to us in connection with the sales of Class A Common Stock.
Settlement for sales of Class A Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our Class A Common Stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to each sales agent against certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agents, the sales agents will not engage in any transactions that stabilize our Class A Common Stock.

Our Class A Common Stock is listed on the NYSE and trades under the symbol “SMR.” The transfer agent of our Class A Common Stock is Continental Stock Transfer & Trust Company.
Each of the sales agents and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS
O’Melveny & Myers LLP has passed upon the validity of the securities of NuScale Power Corporation offered by this prospectus supplement and certain other legal matters related to this prospectus supplement. Certain legal matters in connection with this offering will be passed upon for the sales agents by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of NuScale Power Corporation appearing in NuScale Power Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of NuScale Power Corporation’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement is part of the registration statement, but does not contain all of the information included in the accompanying prospectus, the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the accompanying prospectus, the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.nuscalepower.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.
We disclose important information to you in this prospectus supplement by referring you to documents filed separately with the SEC. The information incorporated by reference is part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026;

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the portions of our definitive proxy statement on Schedule 14A filed April 15, 2026 that are deemed “filed” with the SEC under the Exchange Act;

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our Current Reports on Form 8-K filed with the SEC on February 26, 2026 and June 2, 2026 (other than any portion thereof that were furnished and not filed); and

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the description of securities set forth in the section titled “Description of Registrant’s Securities” in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus supplement and will form part of this prospectus supplement from the date of the filing of such reports and documents.
To request additional free copies of this prospectus supplement and a free copy of any documents incorporated by reference in this prospectus supplement, you should contact us by telephone or in writing: NuScale Power Corporation, Attn: Corporate Secretary, 1100 NE Circle Blvd., Suite 350, Corvallis, OR 97330; (971) 371-1592.

PROSPECTUS
NUSCALE POWER CORPORATION
Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units
This prospectus provides you with a general description of the Class A Common Stock, preferred stock, depositary shares, debt securities, warrants or units of securities consisting of some or all of these securities, in any combination, together or separately, that we may offer and sell, from time to time, in one or more offerings, in amounts, at prices and on the terms determined at the time of the offering. We will specify in a prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in a prospectus supplement.
This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.
Our Class A Common Stock is listed on the New York Stock Exchange and trades under the symbol “SMR.”
Our principal executive offices are located at 1100 NE Circle Blvd., Suite 200, Corvallis, Oregon 97330, and our telephone number is (971) 371-1592.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference herein and therein, and any free writing prospectus, before you make an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 11, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)). Under this shelf registration process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.
We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information; Incorporation of Documents by Reference” in their entirety before investing in any of our securities.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information; Incorporation of Documents by Reference.”
You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with any different or additional information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or in any document incorporated by reference thereto. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus and any applicable prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.
Unless the context requires otherwise, references to the “Company,” “NuScale,” “we,” “our,” and “us,” refer to NuScale Power Corporation and its subsidiaries, except that such terms refer to only NuScale Power Corporation and not its subsidiaries in the section entitled “Description of Securities.” Where appropriate, we differentiate between NuScale Power Corporation and its operating subsidiary, NuScale Power, LLC, by referring to them as “NuScale Corp” and “NuScale LLC,” respectively.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this prospectus, including, without limitation, statements regarding our financial position and business strategy and the expectations, beliefs, intentions, plans and objectives of management for future operations are forward-looking statements. Words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
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our need for and ability to obtain additional equity or other sources of funding;

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our financial and business performance, including financial projections and business metrics;

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our expectations regarding obtaining regulatory approvals, and the timing thereof, to deploy our small modular reactors (“SMRs”) in the United States and abroad;

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forecasts regarding end-customer adoption rates and demand for our products in markets that are new and rapidly evolving;

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macroeconomic conditions;

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developments and projections relating to our partners, competitors and industry;

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limitations on the effectiveness of our controls and procedures and our remediation plans related thereto;

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our anticipated growth rates and market opportunities;

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litigation contingencies; and

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the potential for our business development efforts to maximize the potential value of our portfolio.

Such forward-looking statements contained in this prospectus relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. Many factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, and there can be no assurance that future developments affecting us will be those we have anticipated.
Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements are summarized above and described or referenced in more detail under the heading “Risk Factors.” If one or more of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we currently consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Except as expressly required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No person should take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future.

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NUSCALE POWER CORPORATION
NuScale Power Corporation (“NuScale Corp,” the “Company,” “we,” “our” or “us”) is redefining nuclear power through the development of proprietary and innovative SMR technology that will deliver safe, scalable, cost-effective and reliable carbon-free power. Our core technology, the NuScale Power Module™, can generate 77 million watts of electrical power and is premised on well-established nuclear technology principles, with a focus on the integration of components, simplification or elimination of systems and use of passive safety features. This results in a safe and highly reliable power plant suitable to be sited close to where electricity or process heat is needed.
Our principal executive offices are located at 1100 NE Circle Blvd., Suite 200, Corvallis, Oregon 97330, and our telephone number is (971) 371-1592. Our website address is www.nuscalepower.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

RISK FACTORS
Investment in the securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors,” as updated in Part II, Item 1A of subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” which are incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation of Documents by Reference” in this prospectus. The risks and uncertainties we have described or referenced are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK
The following summary of provisions of securities we may issue under this prospectus does not purport to be complete and is subject to our Certificate of Incorporation, dated April 29, 2022 (as amended, our “Charter”), our bylaws, dated April 29, 2022 (our “Bylaws,” and, together with our Charter, our “Organizational Documents”), the Amended and Restated Registration Rights Agreement, dated May 2, 2022, between us and other specified parties (the “Registration Rights Agreement”) and the provisions of applicable law.
AUTHORIZED CAPITALIZATION
Our Charter authorizes the issuance of 512,000,000 shares of capital stock, par value $0.0001 per share, consisting of:
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332,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”);

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179,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”); and

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1,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”).

As of June 30, 2025, we had 133,753,450 outstanding shares of Class A Common Stock and 150,983,449 outstanding shares of Class B Common Stock. Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “SMR.” Each share of Class B Common Stock represents the right to cast one vote and is paired with a Class B unit of NuScale Power, LLC (“NuScale LLC,” and such units “NuScale LLC Class B Units”); each Class B Unit may be converted into a share of Class A Common Stock (and upon such exchange the paired share of Class B Common Stock is cancelled).
DESCRIPTION OF CLASS A COMMON STOCK
Voting rights.   Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters (or, if any holders of preferred stock are entitled to vote together with the holders of common stock, as a single class with the holders of preferred stock); provided, that the holders of the outstanding shares of Class A Common Stock will be entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse compared to the Class B Common Stock.
Subject to the rights of the holders of any one or more series of preferred stock then outstanding, the number of authorized shares of Class A Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (“DGCL”), and no vote of the holders of Class A Common Stock voting separately as a class will be required therefor; provided, that the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus the number of shares of Class A Common Stock issuable in connection with (i) the exchange of all outstanding NuScale LLC Class B Units, and the cancellation of all Class B Common Stock, pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of NuScale LLC, dated as of May 2, 2022 (the “NuScale LLC Agreement”) and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock.
Holders of Class A Common Stock do not have the ability to cumulate votes for the election of directors. The Charter does not require the election of the directors to be by written ballot.
Notwithstanding the foregoing, to the fullest extent permitted by law and subject to the Charter, holders of shares of Class A Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding preferred stock if the holders of such preferred stock are entitled to vote as a separate class thereon under our Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.
Dividend Rights.   Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Class A Common Stock out of the assets of the Company that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.
Rights upon liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of NuScale Corp, after payment or provision for payment of the debts and other liabilities of NuScale Corp and of the preferential and other amounts, if any, to which the holders of preferred stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of NuScale Corp available for distribution ratably in proportion to the number of shares of Class A Common Stock.
Other rights.   Except as provided in the Registration Rights Agreement (as applicable), the holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of Class A Common Stock are subject to those of the holders of any shares of the preferred stock that NuScale Corp may issue in the future and to the Registration Rights Agreement, as applicable.
Subject to the transfer and exchange restrictions set forth in the NuScale LLC Agreement, holders of NuScale LLC Class B Units may exchange them for shares of Class A Common Stock (or cash at our election), subject to certain restrictions.
DESCRIPTION OF PREFERRED STOCK
No shares of preferred stock are currently issued or outstanding. Our Charter authorizes the Board to establish one or more series of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders; provided, that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of preferred stock authorized by our Charter (1,000,000 shares).
The authority of the Board to issue preferred stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A Common Stock.
PROVISIONS OF DELAWARE LAW AND OTHER PROVISIONS THAT AFFECT STOCKHOLDER RIGHTS
Anti-Takeover Effects of Provisions of Delaware Law and our Organizational Documents
Certain provisions of our Organizational Documents could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.
These provisions include:
Action by Written Consent; Special Meetings of Stockholders.   The DGCL permits stockholder action by written consent unless otherwise provided by our Charter. Our Organizational Documents provide that special meetings of stockholders may be called only (i) by the chairperson of the Board, (ii) by our chief executive officer, or (iii) at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies; provided, that only proposals included in our notice may be considered at such special meetings. As of October 4, 2024, we ceased to be a “Controlled Company” pursuant to Section 303A.00 of the NYSE Listed Company Manual.
Election and Removal of Directors.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Charter provides otherwise. Our Charter disallows cumulative voting. Any directors or the entire Board may be removed at any time, but only for cause, upon the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of designation pursuant to which a particular series of preferred stock is issued may provide holders of that series of preferred stock with the right to elect additional directors. These provisions could delay a successful tender offeror from obtaining majority control of the Board, and the prospect of that delay might deter a potential offeror.
Authorized but Unissued Shares.   Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Class A Common Stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult to, or discourage an attempt to, obtain control of us by means of a proxy contest, tender offer, merger or otherwise and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.
Business Combinations with Interested Stockholders.   Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder; (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of two-thirds of the holders of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.
Other Limitations on Stockholder Actions.   Our Bylaws also impose procedural requirements on stockholders who wish to:
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make nominations in the election of directors;

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propose that a director be removed; or

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propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary containing, among other things, the following:
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the stockholder’s name and address;

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the number of shares beneficially owned by the stockholder and evidence of such ownership;

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the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons;

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a description of any agreement, arrangement or understanding reached with respect to shares of our common stock or preferred stock, such as borrowed or loaned shares, short positions, hedging or similar transactions;

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a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting; and

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any material interest of the stockholder in such business.

Our Bylaws set out the timeliness requirements for delivery of notice.
Limitations on Liability and Indemnification of Officers and Directors
Our Organizational Documents provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer. These provisions may be held to be not enforceable for violations of the federal securities laws of the United States.
Exclusive Forum
The Charter provides that, unless NuScale Corp consents in writing to the selection of an alternative forum, (i) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (ii) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States; provided, that the Charter’s forum selection provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. For purposes of the Charter’s forum selection provision, “internal corporate claims” means claims, including claims in the right of NuScale Corp that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.
Stockholder Registration Rights
The Registration Rights Agreement provides certain of the historical equity owners of NuScale LLC and Spring Valley Acquisition Sponsor, LLC and its affiliates with certain registration rights whereby, in certain circumstances, subject to certain lockup restrictions and the other terms and conditions of the

Registration Rights Agreement, they have the right to require us to register under the Securities Act certain Registrable Securities (as defined in the Registration Rights Agreement). The Registration Rights Agreement also provides for “piggyback” registration rights for certain other parties thereto, subject to certain conditions and exceptions.
Transfer Agent and Registrar
The transfer agent and registrar for the Class A Common Stock is Continental Stock Transfer & Trust Company. Its address is One State Street, 30th Floor, New York, New York 10004.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our articles of organization and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. The terms of any amendment, including the requisite approvals, will be set forth in the applicable deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

DESCRIPTION OF DEBT SECURITIES
General
The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate subordinated indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
We have filed the forms of the indentures as exhibits to this registration statement. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.
The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.
Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.
Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.
We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:
•
the title and type of the debt securities;

•
the total principal amount or initial offering price of the debt securities;

•
the date or dates when the principal of the debt securities will be payable;

•
whether we will have the right to extend the stated maturity of the debt securities;

•
whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

•
if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

•
the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

•
any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•
the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

•
the denominations in which any registered debt securities will be issuable;

•
the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

•
the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

•
the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

•
any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

•
any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

•
whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

•
to whom interest will be payable:

•
if other than the registered holder (for registered debt securities),

•
if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

•
if other than as specified in the indentures (for global debt securities);

•
whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

•
particular terms of subordination with respect to subordinated debt securities; and

•
any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.
Registration and Transfer
We expect to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.
Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples thereof. We may issue both registered and bearer securities in global form.
Conversion and Exchange
If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:
•
the conversion price or exchange ratio;

•
the conversion or exchange period;

•
whether the conversion or exchange will be mandatory or at the option of the holder or us;

•
provisions for adjustment of the conversion price or exchange ratio; and

•
provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.
The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days, but not more than 60 days, prior to the redemption date. The notice will state:
•
the redemption date;

•
the redemption price (including accrued interest, if any);

•
if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•
that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•
the place or places where the debt securities are to be redeemed;

•
whether the redemption is for a sinking fund;

•
the CUSIP number(s) and/or common codes for the debt securities being redeemed; and

•
any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.
Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.
Events of Default
Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

•
default for 30 days in the payment of any interest installment when due and payable;

•
default in the making of any sinking fund payment when due;

•
default in the payment of principal or premium (if any) when due at its stated maturity;

•
default in the performance, or breach, of any covenant or warranty in the debt securities of that series or in the applicable indenture for 90 days after written notice to us by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•
certain events of bankruptcy, insolvency and reorganization; and

•
any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.
Acceleration of Maturity
Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series, together with accrued and unpaid interest, due and payable immediately. Events of default relating to bankruptcy events will automatically cause the principal amount of outstanding debt securities, together with accrued and unpaid interest, to be due and payable immediately.
Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:
a.
we have paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all outstanding debt securities of that series and any related coupons,

•
all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

•
to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

•
all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

b.
all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.
Waiver of Defaults
Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:
•
in the payment of the principal of or premium, if any, or interest on any debt security of the series;

•
to the extent applicable, relating to any failure to convert any convertible debt securities into common stock on request; or

•
in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.
The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.
Modification of Indenture
We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:
•
to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

•
establishing the form or terms of any series of debt securities issued under the supplemental indentures;

•
adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

•
adding additional events of default for the benefit of the holders;

•
to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

•
to secure the debt securities;

•
add or provide for a guaranty of any debt security or additional obligors on any debt security;

•
to cure any ambiguities or correct or supplement defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

•
to evidence and provide for acceptance of a successor trustee; and

•
to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•
reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

•
reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

•
change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

•
impair the right to institute suit for enforcement of payments;

•
reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

•
modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets
Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:
•
the person surviving or formed by the transaction is organized and validly existing under the laws of any U.S. jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

•
immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

•
the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge
We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:
•
have become due and payable;

•
will become due and payable at their stated maturity within one year; or

•
are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.
The Trustees
Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:
•
the trustee is a trustee under another indenture under which our securities are outstanding;

•
the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•
we or our affiliates or underwriters hold certain threshold beneficial ownership interest in the trustee;

•
the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

•
the trustee is one of our creditors; or

•
the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.
Governing Law
Unless otherwise described in the prospectus supplement relating to a particular offering, each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:
•
the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•
any applicable material U.S. federal income tax considerations;

•
the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•
the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•
the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•
provisions for changes to or adjustments in the exercise price;

•
if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•
information with respect to any book-entry procedures;

•
any anti-dilution provision of the warrants;

•
any redemption or call; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS
We may issue, in one or more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time in one or more transactions, including without limitation:
•
to or through underwriters, brokers, or dealers;

•
directly to one or more purchasers, including our affiliates;

•
in negotiated transactions;

•
upon the exercise of rights distributed or issued to our security holders;

•
through agents or dealers; or

•
through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).
A prospectus supplement with respect to each series of securities will set forth the terms of the offering, including (to the extent applicable):
•
the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•
the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•
that the securities are being solicited and offered directly to institutional investors or others;

•
any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•
any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:
•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices at the time of sale; or

•
at negotiated prices.

Such sales may be effected:
•
in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
through the writing of options; or

•
through other types of transactions.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.
We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.
We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.
The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.
If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.
If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.
Underwriters, dealers, agents, remarketing firms and other third parties described above may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.
Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

LEGAL MATTERS
O’Melveny & Myers LLP has passed upon the validity of the securities of NuScale Corp offered by this prospectus and certain other legal matters related to this prospectus. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of NuScale Power Corporation appearing in NuScale Power Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.nuscalepower.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
We disclose important information to you in this prospectus by referring you to documents filed separately with the SEC. The information incorporated by reference is part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 and June 30, 2025;

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the portions of our definitive proxy statement on Schedule 14A filed April 9, 2025, as amended April 29, 2025 that are deemed “filed” with the SEC under the Exchange Act;

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our Current Reports on Form 8-K filed January 14, 2025, May 28, 2025, as amended on May 30, 2025 and August 1, 2025; and

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the description of securities set forth in the section titled “Description of Registrant’s Securities” in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and will form part of this prospectus from the date of the filing of such reports and documents.
You may request additional free copies of this prospectus and a free copy of any documents incorporated by reference in this prospectus you should contact us by telephone or in writing: NuScale Power Corporation, Attn: Corporate Secretary, 1100 NE Circle Blvd., Suite 200, Corvallis, Oregon 97330; (971) 371-1592.

Up to $750,000,000 of Class A Common Stock
NuScale Power Corporation
PROSPECTUS SUPPLEMENT
UBS Investment Bank	B. Riley Securities	Canaccord Genuity	Craig-Hallum	Texas Capital Securities	Tuohy Brothers
August 11, 2026